INVESTOR CONTACT Matt Garvie 858-485-3136 office matthew.garvie@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Third Quarter 2020 Financial Results

•Third-quarter recurring revenue of $365 million exceeded the Company’s guidance range
•Annual recurring revenue (ARR) increased 8% from the third quarter of 2019(1)
•Cash from operations and free cash flow(2) exceeded the Company’s expectations

SAN DIEGO – November 5, 2020 -- Teradata Corp. (NYSE: TDC) today announced its third-quarter 2020 financial results.

“Our strong third quarter performance reflects the progress we are making across our business, particularly as customers increasingly adopt Vantage, our cloud data analytics platform. We remain laser focused on our Cloud-First initiatives, while also intensifying our execution and optimizing our business model for the future,” said Steve McMillan, President and CEO, Teradata. “Throughout the global pandemic, it has become abundantly clear that enterprises must adapt with agility and speed to unpredictable situations. To do that, they require real-time data and analytics, and there is no better cloud data analytics platform than Teradata, built for today’s hybrid multi-cloud reality. With strong recurring revenue and free cash flow in the quarter that exceeded expectations, we look forward to continue executing on our strategic priorities and carrying this momentum into the fourth quarter and 2021.”

Third Quarter 2020 Financial Highlights compared to Third Quarter 2019
•Recurring revenue was $365 million, an increase of 6% and exceeded the Company’s guidance range of $359 million - $361 million
•ARR increased 8% to $1.501 billion and increased $47 million sequentially
•GAAP gross margin was 55.9% versus 53.8%
•Non-GAAP gross margin was 61.0% versus 56.0%(3)
•GAAP operating income was $1 million versus $10 million
•Non-GAAP operating income was $67 million versus $43 million(3)
•GAAP loss per share was $0.01 versus earnings per share (EPS) of $0.09 per diluted share
•Non-GAAP EPS was $0.43 versus $0.32, exceeding guidance range of $0.28 to $0.31(3)
•Cash flow from operations was $71 million compared to using $10 million
•Free cash flow was $58 million compared to negative $27 million(2)

Cloud-First Initiatives and Realignment Activities
During the quarter, the Company continued to make progress on its Cloud-First initiatives including:
•Releasing Teradata Vantage™ on Google Cloud; and
•Introducing Consumption-based pricing or Pay for What is Used on AWS & Azure

Also, during the quarter, Teradata offered a voluntary separation program (VSP) to certain employees. The cost of the program in the third quarter was $27 million. The Company expects to incur costs related to this program of $5 million in the fourth quarter of 2020.

Additionally, the Company approved a plan to reduce both its workforce and real estate footprint. Teradata expects that it will incur charges from these actions of approximately $38 million to $48 million which are incremental to the VSP described above. Combined, the cash expenditures from these programs are expected to be approximately $75 million with the majority of the cash expenditures recorded in the fourth quarter of 2020. The Company intends to reallocate some of the future savings from these programs to Cloud-First initiatives.

Guidance
For the fourth quarter of 2020, Teradata expects recurring revenue between $371 million and $373 million.

GAAP loss per share in the fourth quarter of 2020 is expected to be in the range of $(0.26) and $(0.24). GAAP results in the fourth quarter of 2020 will be impacted by the realignment activities described above. Non-GAAP earnings per share, excluding stock-based compensation expense, realignment expenses and other special items, in the fourth quarter is expected to be in the $0.23 to $0.25 range(3).

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s 2020 third-quarter results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates (except for currency impact on ARR which is calculated using month-end rates). See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2020	2019	% Change as Reported	% Change in CC
Recurring revenue	$365	$343	6%	6%
Perpetual software licenses and hardware	17	16	6%	5%
Consulting services	72	100	(28)%	(29)%
Total revenue	$454	$459	(1)%	(2)%

Americas	$261	$256	2%	3%
EMEA	115	118	(3)%	(6)%
APJ	78	$85	(8)%	(9)%
Total revenue	$454	$459	(1)%	(2)%

Revenue
(in millions)
	For the Nine Months ended September 30
	2020	2019	% Change as Reported	% Change in CC
Recurring revenue	$1,068	$1,012	6%	7%
Perpetual software licenses and hardware	48	76	(37)%	(37)%
Consulting services	229	317	(28)%	(27)%
Total revenue	$1,345	$1,405	(4)%	(3)%

Americas	$764	$794	(4)%	(3)%
EMEA	351	353	(1)%	0%
APJ	230	$258	(11)%	(10)%
Total revenue	$1,345	$1,405	(4)%	(3)%

	As of September 30
	2020	2019	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,501	$1,389	8%	7%

* Annual recurring revenue is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

2.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months		For the Nine Months
	ended September 30		ended September 30
	2020	2019	2020	2019
Cash provided by/ (used in) operating activities (GAAP)	$71	$(10)	$211	$94
Less capital expenditures for:
Expenditures for property and equipment	(11)	(16)	(34)	(43)
Additions to capitalized software	(2)	(1)	(6)	(3)
Total capital expenditures	(13)	(17)	(40)	(46)
Free Cash Flow (non-GAAP measure)	$58	$(27)	$171	$48

3.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2020	2019	% Chg.	2020	2019	% Chg.
GAAP Gross Profit	$254	$247	3%	$735	$707	4%
% of Revenue	55.9%	53.8%		54.6%	50.3%

Excluding:
Stock-based compensation expense	5	4		13	11
Acquisition, integration, reorganization related, and other costs	12	(1)		16	4
Amortization of capitalized software	6	7		17	28
Non-GAAP Gross Profit	$277	$257	8%	$781	$750	4%
% of Revenue	61.0%	56.0%		58.1%	53.4%
Operating Income
GAAP Operating Income	$1	$10		$3	$15
% of Revenue	0.2%	2.2%		0.2%	1.1%
					0.005
Excluding:
Stock-based compensation expense	27	23		79	59
Amortization of acquisition-related intangible assets	1	1		3	5
Acquisition, integration, reorganization related, and other costs	32	2		61	28
Amortization of capitalized software	6	7		17	28
Non-GAAP Operating Income	$67	$43	56%	$163	$135	21%
% of Revenue	14.8%	9.4%		12.1%	9.6%

Net Income
GAAP Net (Loss)/Income	$(1)	$10		$124	$(1)
% of Revenue	(0.2)%	2.2%		9.2%	(0.1)%

Excluding:
Stock-based compensation expense	27	23		79	59
Amortization of acquisition-related intangible assets	1	1		3	5
Acquisition, integration, reorganization related, and other costs	32	2		61	28
Amortization of capitalized software	6	7		17	28
IP restructuring tax expense (benefit)(i)	—	—		(156)	—
Tax contingency adjustment(ii)	(3)	—		(1)	—
Income tax adjustments (iii)	(14)	(7)		(23)	(23)
Non-GAAP Net Income	$48	$36	33%	$104	$96	8%
% of Revenue	10.6%	7.8%		7.7%	6.8%

	For the Three Months		For the Nine Months
	ended September 30		ended Septemberr 30
Earnings Per Share:	2020	2019	2020	2019	2020 Q4 Guidance
GAAP (Loss)/ Earnings Per Share	$(0.01)	$0.09	$1.12	$(0.01)	$(0.26) - $(0.24)
Excluding:
Stock-based compensation expense	0.24	0.20	0.71	0.51	0.22
Amortization of acquisition-related intangible assets	0.01	0.01	0.03	0.04	0.01
Acquisition, integration and reorganization related costs	0.29	0.02	0.55	0.24	0.33
Amortization of capitalized software	0.06	0.06	0.15	0.24	0.05
IP restructuring tax expense (benefit)(i)	—	—	(1.40)	—	0.01
Tax contingency adjustment(ii)	(0.03)	—	(0.01)	—	—
Income tax adjustments(iii)	(0.13)	(0.06)	(0.21)	(0.20)	(0.13)
Non-GAAP Diluted Earnings Per Share	$0.43	$0.32	$0.94	$0.82	$0.23 - $0.25

i.The Company’s GAAP effective tax rate for the nine months ended September 30, 2020 includes $156 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from non-GAAP results. This was offset by $1 million of tax expense related to withholding taxes associated with the same intra-entity transfer recorded in the second quarter of 2020.

ii.The Company’s forecasted full-year 2020 GAAP marginal effective tax rate includes $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense is being recognized ratably each quarter instead of being included in the marginal effective rate.

iii.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended September 30 was 14.3% for 2020 and 2.7% for 2019. For the nine months ended September 30, the Company’s non-GAAP effective tax rate was 21.8% for 2020 and 19.3% for 2019.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives, including the workforce and real estate measures described in this release; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of COVID-19 on our business, financial condition and operating results, including the impact of COVID-19 on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the cloud data analytics platform company, built for a hybrid multi-cloud reality, solving the world's most complex data challenges at scale. We help businesses unlock value by turning data into their greatest asset. See how at teradata.com.

# # #

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2020	2019	% Chg	2020	2019	% Chg
Revenue
Recurring	$365	$343	6%	$1,068	$1,012	6%
Perpetual software licenses and hardware	17	16	6%	48	76	(37)%
Consulting services	72	100	(28)%	229	317	(28)%
Total revenue	454	459	(1)%	1,345	1,405	(4)%
Gross profit
Recurring	242	233		709	689
% of Revenue	66.3%	67.9%		66.4%	68.1%
Perpetual software licenses and hardware	10	7		21	16
% of Revenue	58.8%	43.8%		43.8%	21.1%
Consulting services	2	7		5	2
% of Revenue	2.8%	7.0%		2.2%	0.6%
Total gross profit	254	247		735	707
% of Revenue	55.9%	53.8%		54.6%	50.3%

Selling, general and administrative expenses	163	151		486	447
Research and development expenses	90	86		246	245
Income from operations	1	10		3	15
% of Revenue	0.2%	2.2%		0.2%	1.1%

Other expense, net	(11)	(6)		(30)	(16)

(Loss) income before income taxes	(10)	4		(27)	(1)
% of Revenue	(2.2)%	0.9%		(2.0)%	(0.1)%

Income tax benefit	(9)	(6)		(151)	—
% Tax rate	90.0%	(150.0)%		559.3%	—%

Net (loss) income	$(1)	$10		$124	$(1)
% of Revenue	(0.2)%	2.2%		9.2%	(0.1)%

Net (loss) income per common share
Basic	$(0.01)	$0.09		$1.13	$(0.01)
Diluted	$(0.01)	$0.09		$1.12	$(0.01)

Weighted average common shares outstanding
Basic	109.1	113.2		109.3	115.2
Diluted	109.1	114.2		110.9	115.2

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2020	December 31, 2019	September 30, 2019
Assets
Current assets
Cash and cash equivalents	$533	$494	$528
Accounts receivable, net	321	398	328
Inventories	14	31	36
Other current assets	97	91	86
Total current assets	965	1,014	978
Property and equipment, net	336	350	333
Capitalized software, net	19	36	42
Right of use assets- operating lease, net	42	51	53
Goodwill	397	396	394
Capitalized contract costs, net	89	91	91
Deferred income taxes	238	87	67
Other assets	31	32	21
Total assets	$2,117	$2,057	$1,979

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$38	$25	$25
Current portion of finance lease liability	75	55	42
Current portion of operating lease liability	17	20	19
Accounts payable	59	66	103
Payroll and benefits liabilities	131	157	115
Deferred revenue	482	472	408
Other current liabilities	93	91	60
Total current liabilities	895	886	772
Long-term debt	423	454	460
Finance lease liability	70	75	66
Operating lease liability	30	38	41
Pension and other postemployment plan liabilities	136	137	101
Long-term deferred revenue	38	61	68
Deferred tax liabilities	6	6	4
Other liabilities	135	138	139
Total liabilities	1,733	1,795	1,651
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,632	1,545	1,517
Accumulated deficit	(1,094)	(1,143)	(1,063)
Accumulated other comprehensive loss	(155)	(141)	(127)
Total stockholders' equity	384	262	328
Total liabilities and stockholders' equity	$2,117	$2,057	$1,979

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2020	2019	2020	2019
Operating activities
Net (loss) income	$(1)	$10	$124	$(1)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	41	36	126	113
Stock-based compensation expense	27	22	79	59
Deferred income taxes	(3)	1	(152)	1
Changes in assets and liabilities:
Receivables	18	49	77	260
Inventories	12	(1)	17	(8)
Current payables and accrued expenses	8	(1)	(24)	(156)
Deferred revenue	(39)	(104)	(13)	(119)
Other assets and liabilities	8	(22)	(23)	(55)
Net cash provided by (used in) operating activities	71	(10)	211	94
Investing activities
Expenditures for property and equipment	(11)	(16)	(34)	(43)
Additions to capitalized software	(2)	(1)	(6)	(3)
Net cash used in investing activities	(13)	(17)	(40)	(46)
Financing activities
Repurchases of common stock	—	(64)	(75)	(239)
Repayments of long-term borrowings	(6)	(6)	(19)	(12)
Payments of finance leases	(18)	(9)	(43)	(18)
Other financing activities, net	1	4	7	40
Net cash used in financing activities	(23)	(75)	(130)	(229)
Effect of exchange rate changes on cash and cash equivalents	4	(6)	(3)	(6)
Increase (decrease) in cash, cash equivalents and restricted cash	39	(108)	38	(187)
Cash, cash equivalents and restricted cash at beginning of period	495	637	496	716
Cash, cash equivalents and restricted cash at end of period	$534	$529	$534	$529

Supplemental cash flow disclosure:
Assets acquired by finance leases	$19	$30	$58	$78
Assets acquired by operating leases	$1	$1	$6	$5

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2020	2019	% Change As Reported	% Change Constant Currency(2)	2020	2019	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$261	$256	2%	3%	$764	$794	(4)%	(3)%
EMEA	115	118	(3)%	(6)%	351	353	(1)%	0%
APJ	78	85	(8)%	(9)%	230	258	(11)%	(10)%
Total segment revenue	454	459	(1)%	(2)%	1,345	1,405	(4)%	(3)%

Segment gross profit
Americas	165	158			470	473
% of Revenue	63.2%	61.7%			61.5%	59.6%
EMEA	69	62			197	169
% of Revenue	60.0%	52.5%			56.1%	47.9%
APJ	43	37			114	108
% of Revenue	55.1%	43.5%			49.6%	41.9%
Total segment gross profit	277	257			781	750
% of Revenue	61.0%	56.0%			58.1%	53.4%

Reconciling items(1)	(23)	(10)			(46)	(43)
Total gross profit	$254	$247			$735	$707
% of Revenue	55.9%	53.8%			54.6%	50.3%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.